Exhibit 10.12
DUOLINGO, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of _____ __, 2021 (this “Agreement”), is made by and between Duolingo, Inc. (the “Company”) and ____________ (“Indemnitee”).

RECITALS

A.    It is essential to the Company to retain and attract the most capable persons available as directors, officers, employees and agents.
B.    Indemnitee is a director, officer, employee or agent of the Company or serves at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise.
C.    Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, employees and agents of the Company and those serving at the request of the Company, in particular, in respect of the numerous jurisdictions in which the Company and its affiliates operate.
D.    The Company’s Board of Directors (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of protection from such risk in the future.
E.    Indemnitee’s willingness to serve as a director, officer, employee or agent of the Company, or to serve at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, is predicated, in substantial part, upon the Company’s willingness to indemnify him/her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Delaware, and upon the other undertakings set forth in this Agreement.
F.    Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director, officer, employee or agent of the Company, or at its request, as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the "Constituent Documents"), any Change-in-Control or Business Combination relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(d)) to, Indemnitee as set forth in this Agreement and, as applicable, for the continued coverage of Indemnitee under the Company’s applicable insurance policies.
G.    This Agreement is a supplement to and in furtherance of the Constituent Documents and any resolutions adopted pursuant thereto, and shall not be deemed to be a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.
H.    In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT:

NOW, THEREFORE, in consideration of Indemnitee continuing to serve the Company directly, or at its request, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
(a)    “Beneficial Owner” as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended.
(b)    “Change in Control” means the earliest to occur after the date of this Agreement of any of the following events:
(i)    any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Stock,
(ii)    the consummation of a reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity or enterprise, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, the Beneficial Owners of the then outstanding shares of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving or resulting from (or acquiring assets in) such Business Combination, with the power to elect at least a majority of the Board or other governing body of such surviving or resulting entity,
(iii)    during any period of two (2) consecutive years, Incumbent Directors cease for any reason to constitute at least a majority of the members of the Board, or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(c)    “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or any other law, and whether brought by or in the right of the Company or otherwise; and (ii) any inquiry or investigation (including any internal investigation), whether made, instituted or conducted by the Company or any other party, including without limitation any federal, state or other governmental entity.
(d)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(e)    “Expenses” means, without limitation, reasonable attorneys’ fees and expenses; retainers; disbursements of counsel; court costs; filing fees; transcript costs; fees and expenses of experts; fees and expenses of witnesses; fees and expenses of accountants and other consultants (excluding public relations consultants unless approved in advance by the Company); travel expenses; duplicating and imaging costs; printing and binding costs; telephone charges; facsimile transmission charges; computer legal research costs; postage; delivery service fees; fees and expenses of third-party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Claim (including, without limitation, any judicial or arbitration Claim brought to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 145 of the General Corporation Law of the State of Delaware and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Claim with respect to which such disbursements or expenses were incurred; but, notwithstanding anything in the foregoing to the contrary, ‘Expenses’ shall not include amounts of judgments, penalties, or fines actually levied against Indemnitee in connection with any Claim.
(a)    “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).
(b)    “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (whether Indemnitee is or was subject to, a target or subject of, a party to or witness or other participant in, or is or was threatened to be made subject to, a target or subject of, a party to or witness or other participant in such Claim) (i) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or, (ii) Indemnitee’s current or former status as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, to the extent Indemnitee is or was serving in such capacity at the request of the Company. For the avoidance of doubt, an Indemnifiable Claim can relate to any matter, time frame, incident, act or failure to act that occurs or occurred based upon, arising out of or resulting from Indemnitee’s current or former status as a director, officer, employee, member, manager, trustee or agent of the Company or any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, to the extent Indemnitee is or was serving in such capacity at the request of the Company.
(c)    “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim, to the fullest extent permitted to be paid by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.
(d)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(e)     “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), sanctions and amounts paid in settlement with the approval of the Company in accordance with Section 14 hereof, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any Indemnifiable Claim and any income taxes paid or to be paid by Indemnitee (net of deductions attributable to such taxes paid) as a result of the payment by the Company of such Losses or advancement of Expenses.

(f)    “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.
(g)    “Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).
2.    Indemnification Obligation. Subject to Section 7, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Section 5, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company and the Company shall not be required to indemnify Indemnitee in connection with prosecuting such Claim (or any part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Company in connection with such Claim (or part thereof) unless (i) the Board has authorized or consented to the initiation of such Claim, or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law). For purposes of this Section 2 and Section 3, a compulsory counterclaim by Indemnitee against the Company in connection with a Claim initiated against Indemnitee by the Company shall not be considered a Claim (or part thereof) initiated against the Company by Indemnitee, and Indemnitee shall have all rights of indemnification and advancement of Expenses with respect to any such compulsory counterclaim in accordance with and subject to the terms of this Agreement. Notwithstanding anything to the contrary herein, except as provided herein with respect to indemnification of Expenses in connection with whole or partial success on the merits or otherwise in defending any Claim, the Company shall not be required to indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934 (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).
3.    Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to any Indemnifiable Claim actually and reasonably paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim for which advancement is sought and the Expenses to be advanced. Unless otherwise agreed between the Company and Indemnitee, Indemnitee shall provide the Company with a written invoice once per month requesting payment of applicable Expenses. Within ten business days immediately following the receipt of any invoice for advancement of Expenses from Indemnitee, and provided the Company does not dispute, in good faith, all or any portion of such Expenses, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee including, to the extent the Company disputes any portion of such Expenses, such portion the Company does not dispute, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses including, to the extent the Company disputes any portion of such Expenses, such portion the Company does not dispute, or (c) reimburse Indemnitee for such Expenses including, to the extent the Company disputes any portion of such Expenses, such portion the Company does not dispute; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of Indemnitee, to repay any Expenses paid, advanced or reimbursed by the Company if, following the final disposition of such Claim, Indemnitee shall have been determined, pursuant to Section 7, not to be entitled to indemnification hereunder. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company, and the Company shall not be required to advance Expenses to Indemnitee in connection with prosecuting such Claim (or any part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Company in connection with such Claim (or part thereof) unless (i) the Board has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee's rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law). The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (A) pay such Expenses on behalf of Indemnitee, (B) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (C) reimburse Indemnitee for such Expenses.
4.    Indemnification for Additional Expenses. The Company shall also indemnify against any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim made in good faith by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in each case, only to the extent Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be. If requested by Indemnitee, the Company shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request, any Expenses actually and reasonably paid or incurred by Indemnitee or which Indemnitee reasonably determines in good faith he or she is reasonably likely to actually and reasonably pay or incur in connection with any Claim made in good faith by Indemnitee for the matters set forth in clause (a) and/or clause (b) of the immediately preceding sentence; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related, provided, further, that Indemnitee shall be required to repay any Expenses paid, advanced or reimbursed by the Company if, following the final disposition of such Claim, Indemnitee ultimately is determined to not be entitled to such indemnification, reimbursement, advancement or insurance recovery, as the case may be.
5.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
6.    Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall promptly submit to the Company a written request therefor, including a brief description (based upon information then available to

Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability or other applicable insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent material correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.
7.    Determination of Right to Indemnification.
(a)    To the extent Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal with or without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 7(b)) shall be required. For these purposes and without limitation, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Proceeding or of any claim, issue or matter therein, by the winning of a dismissal (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.
(b)    To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) unless a Change of Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control has occurred, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. Subject to the provisions governing indemnification and advancement of Expenses herein and to the fullest extent permitted by law, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request, any and all reasonable costs and expenses (including reasonable attorneys’ and experts’ fees and expenses) incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.
(c)    The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(b) to be made as promptly as practicable. If the person or persons determined under Section 7 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto].
(d)    If (i) Indemnitee shall be entitled to indemnification pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under

Delaware law is a legally required condition to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition to indemnification of Indemnitee, then the Company shall pay to Indemnitee, within ten business days after the later of (x) the Notification Date regarding the Indemnifiable Claim giving rise to the Indemnifiable Losses and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Indemnifiable Losses, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification. Notwithstanding anything herein to the contrary, Indemnitee shall not be entitled to indemnification for, and the Company shall not be required to indemnify, defend or hold harmless Indemnitee against, any amounts paid in settlement in connection with any Claim brought by or in the right of the Company.
(e)    If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 7(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(b).
8.    Presumption of Entitlement.
(a)    In making any Standard of Conduct Determination, the person or persons making such determination shall, to the fullest extent permitted by law, presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
(b)    Subject to the provisions governing indemnification and advancement of Expenses herein, Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company or any of its subsidiaries, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person as to matters Indemnitee reasonably believes are within such other person's professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
9.    No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Claim with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
10.    Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision. For the avoidance of doubt, nothing in this Agreement shall reduce, diminish, abrogate or otherwise limit any rights to indemnification, exculpation or recovery to which Indemnitee may be entitled under the laws of any other jurisdiction. Without limitation of the foregoing, the Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Name of VC Fund]. The Company hereby agrees that it (i) is, relative to [Name of VC Fund], the indemnitor of first resort (i.e., its obligations to Indemnitee under this Agreement are primary and any duplicative, overlapping or corresponding obligations of [Name of VC Fund] are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights Indemnitee may have against [Name of VC Fund], and (iii) irrevocably waives, relinquishes and releases [Name of VC Fund] from any and all claims against [Name of VC Fund] for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by [Name of VC Fund] on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and [Name of VC Fund] shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The

Company and Indemnitee agree that [Name of VC Fund] is an express third-party beneficiary of the terms of this Section 10.
11.    Liability Insurance and Funding. To the extent applicable, for the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. To the extent Indemnitee is a director or officer of the Company, upon Indemnitee’s request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences and to the extent Indemnitee is a director or officer of the Company, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i)  without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, to the extent Indemnitee is a director or officer of the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement. Further, if requested by Indemnitee, within two business days of such request the Company will instruct the insurance carriers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such claim.
12.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).
13.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise.
14.    Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee reasonably believes in good faith, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s reasonable expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
15.    Successors and Binding Agreement.
(a)    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, in consultation with his or her counsel, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.
(b)    This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.
(c)    This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.
(d)    This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee or agent of the Company and/or at the request of the Company as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise.
16.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.
17.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of

Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.
18.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.
19.    Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.
20.    Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
21.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
22.    Monetary Damages Insufficient/Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking. If Indemnitee seeks mandatory injunctive relief, it shall not be a defense to enforcement of the Company’s obligations set forth in this Agreement that Indemnitee has an adequate remedy at law for damages.

23.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

Duolingo, Inc.

By:
(Signature)

(Printed Name)

(Title)

(Signature of Indemnitee)

(Printed Name of Indemnitee)

Address of Indemnitee:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]